Exhibit 10.3

ABGreen Sorting Center Cooperation Agreement

Party A: Shenzhen ABGreen Environmental Protection Technology Co., Ltd (Hereinafter referred to as “Party A”)

Address: Room 6F610, Building A, Paradise Building, Wanke City Community, Bantian Street, Longgang District, Shenzhen City.

Legal representative: Tang Baitong

Party B: ________(Hereinafter referred to as “Party B”)

ID No./TIN:

Contact information:

General Rules

Based on the principle of equality and mutual benefit, Party A and Party B, through friendly negotiations and in accordance with the relevant laws and regulations of the People’s Republic of China, have reached an agreement on the establishment of a Boolv Sorting Center and other related matters, and hereby enter into the following terms and conditions for both parties to abide by.

Establishment of a sorting center

Party A and Party B jointly confirm the establishment of a sorting center in Chongqing. The sorting center shall be unified in construction, decoration, management and dispatch according to Party A’s business requirements.

Business purpose, goal and scope

1. Give full play to the combination of industry advantages of Party A and the geographical advantages of Party B, both parties agree to operate the Boolv Sorting Center, establish and improve the on-site recycling system, with the purpose of integrating local recycling sources based on the sorting center, refine the classification, continue to expand Boolv business, and carry out renewable resource recycling trade services in the business area. Give full play to the advantages of the Boolv platform.

2. Sorting center business includes: “Boolv Collect” business promotion and operation, on-site recycling system construction and maintenance, fine classification, used home appliance repair, cleaning, testing, enterprise recycling, defective products and inventory machine recovery, home appliance sales and other businesses.

Investment, share and profit allocation

1. The investment including the lease, decoration, maintenance and operation equipment and working capital of the warehouse shall be further determined by both parties according to the specific site and other negotiations.

2. In order to ensure the standardization of the sorting center, the replacement cost of Party A’s R&D and production equipment shall be borne by Party A, including maintenance of integrated workbench, sorting center management system, intelligent touch computer, etc.

3. The share ratio between Party A and Party B shall be determined according to the investment ratio.

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Rights and obligations

1. Party B shall be the main operator of the sorting center, and Party A shall assign a regional responsible person to assist Party B in operation.

2. Party A and Party B agree to create one operation account of the sorting center, which shall be jointly managed by both parties.

3. Party B shall be responsible for the management of funds to ensure the safety of operating funds. Party B shall be responsible for the use of the sorting center system and the management of financial accounts to ensure the clarity of the sorting center accounts.

4. Party B shall accept the supervision of Party A in operation process. All recovery and sales of the sorting center shall be completed through the Sorting Center System, and the process of receiving and payment shall be strictly implemented.

5. Party B shall strictly follow the management process of receiving, sorting, storage and sales of the sorting center, and strictly supervise the legality of the recovered goods and bear all losses caused by violation.

6. Both parties shall not disclose the business information of cooperation to any third party and shall not conduct business cooperation with other similar companies.

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Term and termination

Party A and Party B agree to establish the sorting center within one month after signing this Agreement. Party B shall be responsible for the site and other matters required for the sorting center. The term of agreement shall be five years. During the valid term, if Party B unilaterally intends to terminate the cooperation, it shall notify Party A three months in advance and assist Party A in completing the transfer formalities and liquidation.

Liquidation up on expiration of agreement

When the agreement expires or terminates in advance, the sorting center shall liquidate or continue the agreement according to the negotiation between both parties.

Force majeure

In the event that the performance of the contract is directly affected or cannot be performed in accordance with the agreed terms due to an earthquake, typhoon, flood, war or any other force majeure event which is unforeseeable and whose consequences cannot be prevented or avoided, the party concerned shall immediately notify the other party in writing of the accident and provide the details of the accident and the contract within 30 days from the date of the accident. The reasons for the inability to perform or the need for delay in performance and the valid supporting documents thereof shall be issued by the notary office in the place where the accident occurred. According to the extent of the impact of the accident on the performance of the contract, the parties shall decide through consultation to terminate the contract, partially exempt themselves from the obligation to perform the contract or postpone the performance of the contract.

Settlement of disputes

1. All disputes arising out of or in connection with this Contract shall be settled by the parties through friendly negotiation. If no settlement can be reached through negotiation, either party shall file a lawsuit with the court at the place where Party A is located. Legal fees, justice fees, security fees, guarantee fees, audit fees and other expenses generated shall be borne by the losing party.

2. In the course of litigation, except for the part in dispute, which is being litigated, the other provisions shall remain binding on the parties and this Contract shall continue to be performed.

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Effectiveness and others

1. The subsidiary agreements and appendices concluded in accordance with the principles set forth herein shall form an integral part of this Contract. This Contract and its appendices shall come into force on the date of approval if they need to be approved by the relevant local department. If they do not need to be submitted for approval, they shall come into force upon signature and seal.

2. If either party changes its name or main body, it must go through the relevant formalities for registration of the change according to law. The recipient of the rights and obligations after the change of the party shall continue to perform the Contract and have the rights and obligations hereunder.

3. This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect. The agreement shall come into force upon signature and seal.

Party A (signature): Shenzhen ABGreen Environmental Protection Technology Co., Ltd	Party B (signature):
Date:	Date:

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